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                                                                   EXHIBIT 23(b)


                             CONSENT OF INDEPENDENT

                           CERTIFIED PUBLIC ACCOUNTANT


Specialty Retail Group, Inc.
New York, New York


I hereby consent to the incorporation by reference in the Prospectus constituting a part of Registration Statements Number 33-63068 and Number 33-88424 on Form S-8 of my report dated November 4, 1997, relating to the consolidated financial statements of Specialty Retail Group, Inc. as of and for the year ended June 29, 1997 appearing in the Company's Annual Report on Form 10-KSB for the year ended June 29, 1997.

I also consent to the reference to me as an "Expert" in Registration Statement Number 33-88424.


Jeffrey M. Brinn, CPA
November 25, 1997



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